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                                                                   EXHIBIT 21.1

                          FLEXTRONICS INTERNATIONAL LTD

                              LIST OF SUBSIDIARIES




SUBSIDIARY COMPANIES                         COUNTRY OR STATE OF INCORPORATION

Flextronics Singapore Pte. Ltd. .............Singapore
Flextronics Computer (Shekou) Limited .......People's Republic of China
Flextronics Industrial (Shenzhen) Limited ...People's Republic of China Zhuhai Dao Men Chao Yi Technology Co., Ltd. .People's Republic of China Zhuhai Dao Men Chao Yi Electronics Co., Ltd. People's Republic of China
Flextronics Malaysia Sdn. Bhd. ..............Malaysia
Flex International Marketing (L.) Ltd. ......Malaysia
Flextronics Manufacturing (HK) Ltd. .........Hong Kong
Astron Group Limited. .......................Hong Kong
Flextronics International (USA), Inc. .......California
Flex Asia (UK) Ltd. .........................United Kingdom
Astron Technologies Ltd. ....................Mauritius
Flextronics International (UK) Ltd. .........United Kingdom
Flextronics Holdings (UK) Ltd. ..............United Kingdom
Flextronics de Mexico, S.A. de C.V. .........Mexico
Flextronics Holding AB ......................Sweden
Flextronics International Sweden AB .........Sweden